EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of the 8th day of September, 1997, between CONSECO, INC., an Indiana corporation (hereinafter called the "Company"), and John J. Sabl (hereinafter called "Executive").


                                    RECITALS

     WHEREAS, the services of Executive, his managerial and professional experience, and his knowledge of the affairs of the Company are of great value to the Company; and

     WHEREAS, the Company deems it to be essential for it to have the benefit and advantage of the services of the Executive for an extended period;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

     1. Employment. The Company hereby employs Executive and Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

     2. Term. The effective date of this Agreement shall be September 8, 1997. Subject to the provisions for termination as provided in Section 10 hereof, the term of this Agreement shall be the period beginning September 8, 1997, and ending December 31, 2002, (hereinafter called the "Basic Employment Period").

     3. Duties. Executive is engaged by the Company in an executive capacity as its chief legal officer. Executive shall report to the Chief Executive Officer regarding the performance of his duties and shall be subject to the direction and control of the Board of Directors of the Company (sometimes referred to herein as the "Board") and the Chief Executive Officer. Executive's position with the Company shall be Executive Vice President, General Counsel and Secretary, and such other positions as may be determined from time to time by the Board.

     4. Extent of Services. Executive, subject to the direction and control of the Chief Executive Officer and the Board, shall have the power and authority commensurate with his executive status and necessary to perform his duties hereunder. The Company agrees to provide to Executive such assistance and work accommodations as are suitable to the character of his positions with the Company and adequate for the performance of his duties. Executive shall devote his entire employable time, attention and best efforts to the business of the Company, and shall not, without the consent of the Company, during the term of this Agreement be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Executive from investing his assets in such form or manner as will not require any services on the part of Executive in the operation of the

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affairs of the  companies in which such  investments  are made.  For purposes of this Agreement, full-time employment shall be the normal work week for individuals in comparable executive positions with the Company.

     5. Compensation. As compensation for services hereunder rendered during the term hereof, Executive shall receive (a) a base salary ("Base Salary") of One Million Dollars ($1,000,000) per year payable in equal installments in accordance with the Company's payroll procedure for its salaried employees. Salary payments shall be subject to withholding of taxes and other appropriate and customary amounts. Executive may receive increases in his Base Salary from time to time, based upon his performance in his executive and management capacity. The amounts of any such salary increases shall be approved by the Board or the Compensation Committee of the Board upon the recommendation of the Chief Executive Officer.

        (b) In addition to Base Salary, Executive may receive such other bonuses or incentive compensation as the Compensation Committee or the Board may approve from time to time, upon the recommendation of the Chief Executive Officer; provided, that Executive shall receive a cash bonus of at least Seven Hundred Fifty Thousand Dollars ($750,000) for each calendar year (or a pro rata portion thereof, based on the portion of the year worked, for any part of a calendar year worked).


     6. Fringe Benefits.

        (a) Executive shall be entitled to participate in such existing employee benefit plans and insurance programs offered by the Company, or which it may adopt form time to time, for this executive management or supervisory personnel generally, in accordance with the eligibility requirements for participation therein. Nothing herein shall be construed so as to prevent the Company from modifying or terminating any employee benefit plans or programs, or employee fringe benefits, it may adopt from time to time.


        (b) During the term of this Agreement, the Company shall pay Executive a monthly automobile allowance in the amount of Six Hundred Dollars ($600). In addition, the Company shall pay directly or shall reimburse Executive for normal and reasonable automobile operating expenses, such as maintenance, repairs and cost of fuel, that he incurs in using his automobile in the performance of his duties under this Agreement.

        (c) Executive shall be entitled to four (4) weeks vacation with pay for each year during the term hereof.

        (d) Executive may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Executive for all such reasonable expenses upon Executive's periodic presentation of an itemized account of such expenditures.


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        (e) The  Company  shall,  upon  periodic  presentation  of  satisfactory evidence and to a maximum of Ten Thousand Dollars ($10,000) per each year of this Agreement, reimburse Executive for reasonable medical expenses incurred by Executive and his dependents which are not otherwise covered by health insurance provided to Executive under Section 6(a).

        (f) During the term of this Agreement, the Company shall at its expense maintain a term life insurance policy or policies on the life of Executive in the face amount of Five Hundred Thousand Dollars ($500,000), payable to such beneficiaries as Executive may designate.

     7. Disability. If Executive shall become physically or mentally disabled during the term of this Agreement o the extent that he shall be unable to perform his duties and services for and on behalf of the Company, and such disability shall continue for a period in excess of one (1) month, the salary then payable to Executive pursuant to the foregoing Section 5 shall be paid to Executive for six (6) calendar months. Thereafter, Executive shall receive fifty percent (50%) of his salary as determined pursuant to Section 5 during the continuance of his disability during the term hereof, reduced by any monthly disability insurance benefits he may received from disability insurance purchased on his behalf by the Company. Executive's full compensation shall be reinstated upon his return to performance of his duties and services.

     For purposes of this paragraph, disability shall exclude disabilities arising from: (a) chronic depressive use of intoxicants, drugs or narcotics, or
(b) intentional self-inflicting injury or intentionally self-induced sickness; or (c) a proven unlawful act or enterprise on the part of Executive.

     8. Disclosure of Information. Executive acknowledges that in and as a result of his employment with the Company, he has been and will be making use of, acquiring and/or adding to confidential information of the Company of a special and unique nature and value. As a material inducement to the Company to enter into this Agreement and to pay to Executive the compensation stated in
Section 5, as well as any additional benefits stated herein, Executive covenants and agrees that he shall not, at any time during or following the term of his employment, directly or indirectly, divulge or disclose for any purpose whatsoever, any confidential information that has been obtained by or disclosed to him as a result of his employment with the Company. Upon the termination of this Agreement, Executive shall return all materials obtained from or belonging to the Company which he may have in his possession or control. In the event of a breach or threatened breach by Executive of the provisions of this Section, the Company shall be entitled to an injunction restraining Executive from utilizing or disclosing, in whole or in part, such material, or from rendering any service to any person, firm, corporation, association, or other entity to which such material might be useful, and/or any and all persons directly or indirectly acting for or with Executive. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.


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     9. Covenants Against Competition and Solicitation.  Executive  acknowledges that the services he is to render to the Company are of a special and unusual character, with a unique value to the Company, the loss of which cannot adequately be compensated by damages or an action at law. In view of the unique value to the Company of the services of Executive for which the Company has contracted hereunder, because of the confidential information to be obtained by, or disclosed to, Executive as hereinabove set forth, and as a material inducement to the Company to enter into this Agreement and to pay to Executive the compensation stated in Section 5, as well as any additional benefits stated herein, and other good and valuable consideration, Executive covenants and agrees that throughout the Basic Employment Period, Executive shall not, directly or indirectly, anywhere in the United States of America (i) render any services, as an agent, independent contractor, consultant or otherwise, or become employed or compensated by, any other corporation, person or entity engaged in the business of selling or providing life or accident and health insurance products or services; (ii) in any manner compete with the Company or any of its subsidiaries; (iii) solicit or attempt to convert to other insurance carriers providing these same or similar products or services provided by the Company and its subsidiaries, any customers or policyholders of the Company, or any of its subsidiaries; or (iv) solicit for employment or employ any employee of the Company or any of its subsidiaries. The covenants of Executive in this
Section 9 shall be void and unenforceable in the event of a Control Termination of this Agreement as defined in Section 10 below.

     10. Termination.

        (a) Either the Company or Executive may terminate this Agreement at any time for any reason upon written notice to the other. This Agreement shall also terminate upon the death of Executive.

        (b) In the event this Agreement is terminated by the Company and such termination is not for "just cause" as defined in (e) below and does not constitute a Control Termination as defined in (d) below, Executive shall be entitled to receive his Base Salary, as determined pursuant to Section 5(a) hereof, for the remainder of the Basic Employment Period and all other unpaid amounts previously accrued or awarded pursuant to any other provision of this Agreement.

        (c) In the event this Agreement is terminated by the death of Executive, is terminated by the Company for "just cause" as defined in (e) below, or is terminated by Executive and such termination does not constitute a Control Termination as defined in (d) below, Executive shall be entitled to receive his Base Salary as provided in Section 5(a) accrued but unpaid as of the date of termination, and all other unpaid amounts previously accrued or awarded pursuant to any other provision of this Agreement.

        (d) The term "Control Termination" as used herein shall mean (a) termination of this Agreement by the Company in anticipation of or following a "change in control" of the Company (as defined below), or (b) termination of this Agreement by

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        Executive  following  "change in  control"  of the  Company  (as defined below) upon the occurrence of any of the following events:

             (i) significant change in the nature or scope of Executive's authorities or duties from those described in Section 3, a reduction in his total compensation from that provided in Section 5, or a breach by the Company of any other provision of this Agreement; or

             (ii) reasonable determination by Executive that, as a result of a change in circumstances significantly affecting his position, he is unable to exercise the authorities, powers, functions or duties attached to his position and contemplated by Section 3 of this Agreement, or

             (iii) the Company's principal executive offices are moved outside the geographic area comprised of Marion County, Indiana, and the seven contiguous counties.

The term "change in control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act") as revised effective January 20, 1987, or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Act which serve similar purposes; provided that, without limitation,

             (x) such a change in control shall be deemed to have occurred if and when either (A) except as provided in (y) below, any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities entitled to vote with respect to the election of its Board of Directors or (B) as the result of a tender offer, merger, consolidation, sale of assets, or contest for election of directors, or any combination of the foregoing transactions or events, individuals who were members of the Board of Directors of the Company immediately prior to any such transaction or event shall not constitute a majority of the Board of Directors following such transaction or event, and

             (y) no change of control shall be deemed to have occurred if and when either (A) any such change is the result of a transaction which constitutes a "rule 13e-3 transaction" as such term is defined in Rule 13e-3 promulgated under the Act or (B) any such person becomes, with the approval of the Board of Directors of the Company, the beneficial owner of securities of the Company representing 25% or more but less than 50% of the combined voting power of the Company's then outstanding securities entitled to vote with respect to the election of its Board of Directors and in connection therewith represents, and at all times continues to

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        represent,  in a filing,  as amended,  with the  Securities and Exchange
        Commission on Schedule 13D or Schedule 13G (or any successor Schedule thereto) that "such person has acquired such securities for investment and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect", or words of comparable meaning and import. The designation by any such person, with the approval of the Board of Directors of the Company, of a single individual to serve as a member of, or observer at meetings of, the Company's Board of Directors, shall not be considered "changing or influencing the control of the Company" within the meaning of the immediately preceding clause (B), so long as such individual does not constitute at any time more than one-third of the total number of directors serving on such Board.


             (e) For purposes of this Agreement "just cause" shall mean and include:

                  (i) Executive's breach of any provisions of this Agreement, or his use of alcohol or drugs which interferes with the performance of his duties hereunder or which compromises the integrity and reputation of the Company, its employees, and products;

                  (ii) Executive's conviction by a court of law, or admission that he is guilty, or a felony or other crime involving moral turpitude;

                  (iii) Executive's  absence from his employment other than as a result of Section 7 hereof, for whatever cause, for a period of more than one (1) month, without prior written consent from the Company;

                  (iv) Executive becomes  incompetent or is reasonably unable to undertake and discharge the duties and responsibilities of his position; or

                  (v) Executive's gross negligence, willful malfeasance or fraud or dishonesty in performing has services on behalf of the Company pursuant to this Agreement.

     11. Payments for Control Termination. In the event of a Control Termination of this Agreement, the Company shall pay Executive and provide him with the following:

        (a) During the remainder of the Basic Employment Period, the Company shall continue to pay Executive his Base Salary at the same rate as payable immediately prior to the date of termination plus the estimated amount of any bonuses to which he would have been entitled had he remained in the employ of the Company and a change in control of the Company had not occurred.

        (b) During the remainder of the Basic Employment Period, Executive shall continue to be treated as an employee under the provisions of all incentive

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


     compensation arrangements applicable to the Company's executive employees. In addition, Executive shall continue to be entitled to all benefits and service credits for benefits under medical, insurance and other employee benefit plans, programs and arrangements of the Company as if he were still employed under this Agreement and a change in control of the Company had not occurred.

        (c) If, despite the provisions of paragraph (b) above, benefits under any employee benefit plan shall not be payable or provided under any such plan to Executive, or his dependents, beneficiaries and estate, because he is no longer an employee of the Company, the Company itself shall, to the extent necessary, pay or provide for payment of such benefits and service credits for such benefits to Executive, his dependents, beneficiaries and estate.

        (d) If, despite the provisions of paragraph (b) above, benefits or the right to accrue further benefits under any stock option or other incentive compensation arrangement shall not be provided under any such arrangement to Executive, or his dependents, beneficiaries and estate, because he is no longer an employee of the Company, the Company shall, to the extent necessary, pay or provide for payment of such benefits to Executive, his dependents, beneficiaries and estate.

     12. Severance Allowance. In the event of a Control Termination of this Agreement, Executive may elect, within 60 days after such Control Termination, to be paid a lump sum severance allowance, in lieu of the termination payments provided for in Section 11 above, in an amount which is equal to the sum of the amounts determined in accordance with the following clauses (a) and (b):

        (a) an amount equivalent to salary payments for 60 calendar months at the rate of Base Salary which he would have been entitled to receive in accordance with Section 5(a); and

        (b) an amount equivalent to 60 calendar months of bonus at the greater of (i) the monthly rate of the bonus payment for the bonus period immediately prior to this termination date, or (ii) the monthly rate of the estimated amount of the bonus for the period which includes his termination date.

     In the event that Executive makes an election pursuant to this Section to receive a lump sum severance allowance of the amount described in clauses (a) and (b), then, in addition to such amount, he shall receive (i) in addition to the benefits provided under any retirement or pension benefit plan maintained by the Company, the benefits he would have accrued under such benefit plan if he had remained in the employ of the Company and such plan had remained in effect for 60 calendar months after his termination, which benefits will be paid concurrently with, and in addition to, the benefits provided under such benefit plan, and (ii) the employee benefits (including, but not limited to, coverage under any medical insurance and split-dollar life insurance arrangements or programs) to which he would have been entitled under all employee benefit plans, programs or arrangements

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


maintained by the Company if he had remained in the employ of the Company and such plans, programs or arrangements had remained in effect for 60 calendar months after his termination; or the value of the amounts described in clauses
(i) and (ii) next preceding. The amount of the payments described in the preceding sentence shall be determined and such payments shall be distributed as soon as it is reasonably possible.

     13. Tax Indemnity Payments. To the extent that any payments made to Executive pursuant to Section 11, 12 or 14 constitute an "excess parachute payment", as such term is defined in Section 280G(b)(1) of the Internal Revenue Code, as amended (the "Code"), the Company shall pay to Executive an amount equal to (x) divided by (y), where (x) is the aggregate dollar amount of excise taxes Executive becomes obligated to pay on such "excess parachute payments" pursuant to Section 4999 of the Code and (y) is 1-[.2+ the maximum federal income tax rate for single individuals applicable for the year in which Executive receives the payment provided under this Section]; it being the intent of this Section that if Executive incurs any such excise tax, the payments to him shall be grossed up in full for such excise tax, so that the amount he retains after paying all federal income taxes due with respect to payments to him under this Agreement is the same as what he would have retained if Section 280G of the Code had not been applicable.

     14. Payment for Options and Stock. In the event of a Control Termination of this Agreement, Executive may also elect, within sixty (60) days after such Control Termination, to receive a lump sum payment form the Company in return for surrender by the Executive of all or any portion of the options then outstanding held by the Executive to purchase shares of common stock of the Company ("Unexercised Options") and all or any portion of the common stock of the Company then owned by Executive (the "Owned Stock"). For purposes of this provision, Unexercised Options shall include all outstanding options whether or not they are exercisable at the time of the election by Executive hereunder. For each Unexercised Option to purchase one share of common stock, the Company shall pay to Executive an amount equal to the highest per share fair market value of the common stock on any day during the period beginning six (6) months prior to the date of Executive's election pursuant to this Section. To compensate Executive for his loss of the potential future speculative value of the Unexercised Options, there shall be no deduction of Executive's exercise price per share for each Unexercised Option from the amount to be received by him pursuant to the foregoing sentence. For each share of Owned Stock, the Company shall pay to Executive the highest fair market value per share of the common stock on any date during the period beginning six (6) months prior to the date of Executive's election pursuant to this Section. The payment due from the Company pursuant to this Section shall be made to Executive within ten (10) days after the date of his election hereunder, against execution and delivery by Executive to the Company of an appropriate agreement confirming his surrender of the Unexercised Options and the certificates duly endorsed by Executive for the Owned Stock.

     15. Character of Termination Payments. The amounts payable to Executive upon any termination of this Agreement shall be considered severance pay in consideration of past services rendered on behalf of the Company and his continued

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


service from the date hereof to the date he becomes entitled to such payments. Executive shall have no duty to mitigate his damages by seeking other employment and, should Executive actually receive compensation from any such other employment, the payments required hereunder shall not be reduced or offset by any such other compensation.

     16. Right of First Refusal to Purchase Stock. Executive agrees that the Company shall have throughout the Basic Employment Period the right of first refusal to purchase all or any portion of the shares of the Company's common stock owned by him (the "Shares") at the following price:

        (a) in the event of a bona fide offer for the Shares, or any part thereof, received by Executive from any other person (a "Third Party Offer"), the price to be paid by the Company shall be the price set forth in such Third Party Offer; and

        (b) in the event Executive desires to sell the Shares, or any part thereof, in the public securities market, the price to be paid by the Company shall be the last sale price quoted on the New York Stock Exchange (or any other exchange or national market system upon which price quotations for the Company's common stock are regularly available) for the Company's common stock on the last business day preceding the date on which Executive notifies the Company of such desire.

     In the event Executive shall receive a Third Party Offer which he desires to accept, he shall deliver to the Company a written notification of the terms thereof and the Company shall have a period of 48 hours after such delivery in which to notify Executive of its desire to exercise its right of first refusal hereunder.

     In the event Executive desires to sell any portion of the Shares in the public market he shall deliver to the Company a written notification of the amount of Shares he desires to sell, and the Company shall have a period of 24 hours after such delivery to notify Executive of its desire to exercise its right of first refusal hereunder with respect to such amount of Shares.

     Upon each exercise by the Company of its right of first refusal hereunder, it shall make payment to Executive for the Shares in accordance with standard practice in the securities brokerage industry. After each failure by the Company to exercise its right of first refusal hereunder, Executive may proceed to complete the sale of Shares pursuant to the Third Party Offer or in the open market in accordance with his notification to the Company, but his failure to complete such sale within two weeks after his notification to the Company shall reinstate the Company's right of first refusal with respect thereto and require a new notification to the Company.

     17. Arbitration of All Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration in the City of Indianapolis, Indiana, in accordance with the laws of the State of Indiana by three arbitrators, one of whom shall be appointed by the Company, one by Executive and the

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third of whom shall be appointed by the first two arbitrators.  If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States District Court for the Southern District of Indiana. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement, the Company shall pay (or Executive shall be entitled to recover from he Company, as the case may be) his reasonable attorneys' fees and costs and expenses in connection with the enforcement of any arbitration award in court, regardless of the final outcome, unless the arbitrators shall determine that under the circumstances recovery by Executive of all or a part of any such fees and costs and expenses would be unjust.

     18. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to his residence, in the case of Executive, or to the business office of its Chief Executive Officer, in the case of the Company.

     19. Waiver of Breach and Severability. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.

     20. Entire Agreement. This instrument contains the entire agreement of the parties and supersedes all prior agreements between them. This agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     21. Binding Agreement and Governing Law; Assignment Limited. This Agreement shall be binding upon and shall inure to the benefit of the parties and their lawful successors in interest and shall be construed in accordance with and governed by the laws of the State of Indiana. This Agreement is personal to each of the parties hereto, and neither party may assign nor delegate any of its rights or obligations hereunder without the prior written consent of the other.




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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          CONSECO, INC.



                                          By:  /s/ STEPHEN C. HILBERT
                                               --------------------------------
                                               Stephen C. Hilbert
                                               Chairman of the Board

                                                "Company"



                                               /s/ JOHN J. SABL
                                               --------------------------------
                                               John J. Sabl
                                               "Executive"



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